[MULDOON MURPHY & AGUGGIA LLP LETTERHEAD]



                                February 27, 2008



Board of Directors
Polonia Bancorp
3993 Huntingdon Pike, 3rd Floor
Huntingdon Valley, Pennsylvania 19006

         Re:      POLONIA BANCORP 2007 EQUITY INCENTIVE PLAN

Board Members:

         We have been requested by Polonia Bancorp, a federal corporation (the "Company"), to issue our opinion in connection with the registration of shares of the Company's common stock, par value $0.01 per share, under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement on Form S-8 (the "Registration Statement") covers 226,808 shares that may be issued as awards under the Polonia Bancorp 2007 Equity Incentive Plan (the "Plan"). The Plan provides that no more than 162,006 shares may be issued upon the exercise of stock options and that no more than 64,802 shares may be issued upon the grant of restricted stock awards.

         We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed but have not verified (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals;
(iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiaries.

         Based on the foregoing, and limited in all respects to federal law, it is our opinion that the shares reserved for issuance under the Plan are duly authorized and, with respect to the shares issuable upon the exercise of stock options granted or to be granted under the Plan, upon payment for such shares, and, with respect to awards of shares under the Plan, upon issuance of such shares, in the manner described in the Plan, the shares will be validly issued, fully paid and nonassessable.
                                        3

         We note that, although certain portions of the Registration Statement (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including, without limitation, the financial statements or schedules or the other financial information or data included therein.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel" therein.

                                   Very truly yours,

                                   /s/ Muldoon Murphy & Aguggia LLP

                                   MULDOON MURPHY & AGUGGIA LLP